SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   Form 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



      Date of Report (Date of earliest event reported) November 16, 1998
                                                       -----------------


             PAINE WEBBER INCOME PROPERTIES SIX LIMITED PARTNERSHIP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                         0-13129                    04-2829686
--------------------------------------------------------------------------------
(State or other jurisdiction)      (Commission                 (IRS Employer
      of incorporation             File Number)              Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                   FORM 8-K
                                CURRENT REPORT

            PAINE WEBBER INCOME PROPERTIES SIX LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   Hurstbourne Apartments - Louisville, Kentucky

   Disposition Date - November 16, 1998

     On November 16, 1998, Kentucky-Hurstbourne Associates, a joint venture in which the Partnership has an interest, sold its operating investment property, the Hurstbourne Apartments, located in Louisville, Kentucky, to an unrelated party for $22.9 million. The sale generated net proceeds of approximately $12,941,000, after the repayment of the outstanding first mortgage loan of approximately $8,124,000, accrued interest of approximately $30,000, a prepayment penalty of $187,000, closing proration adjustments of approximately $380,000, closing costs of approximately $266,000 and a payment of approximately $972,000 to the Partnership's co-venture partner for its share of the net proceeds in accordance with the terms of the joint venture agreement. The Partnership is expected to make a special distribution of the majority of the net proceeds from the sale of the Hurstbourne property to the Limited Partners by December 15, 1998. A portion of the net proceeds (approximately 30%) will be retained and added to the Partnership's cash reserves to ensure that the Partnership has sufficient capital resources to fund its share of potential capital improvement expenses at its two remaining investment properties. The Managing General Partner is currently analyzing the Partnership's potential future capital requirements in order to determine the exact amount that the Partnership should retain from the net sale proceeds. The Managing General Partner also expects the Partnership's quarterly distribution rate to decline as a result of the sale of Hurstbourne and the associated reduction in cash flow. The distribution rate is expected to be reduced to 2.5% per annum on remaining invested capital beginning with the distribution to be made in May 1999 for the quarter ending March 31, 1999.

     The Partnership and its co-venture partner had been exploring potential opportunities to market the Hurstbourne Apartments for sale during calendar year 1998. During the second quarter of fiscal 1998, the Partnership and its co-venture partner held discussions concerning potential marketing strategies. During the third quarter of fiscal 1998, the Partnership and its co-venture partner solicited marketing proposals from several real estate brokerage firms. After reviewing their respective proposals and conducting interviews, the Partnership and its co-venture partner selected a national brokerage firm that has experience selling apartment properties in the Louisville area to market the property for sale. Sales materials were finalized by late May 1998, and an extensive marketing campaign began in early June 1998. The Partnership entered into a purchase and sale agreement with the prospective buyer on October 2, 1998, and the transaction closed on November 16, 1998 as described above.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

      (1) Purchase and Sale Agreement by and between Kentucky-Hurstbourne Associates and NTS Development Company, dated October 2, 1998.

      (2) Assignment and Assumption of Purchase and Sale Agreement by and between NTS Development Company and Hurstbourne Realty Holding Company, dated October 30, 1998.

      (3) Special Warranty Deed by and between Kentucky-Hurstbourne Associates and Hurstbourne Realty Holding Company, dated November 16, 1998.

                                   FORM 8-K

                                CURRENT REPORT

            PAINEWEBBER INCOME PROPERTIES SIX LIMITED PARTNERSHIP



      (4) Assignment and Assumption of Leases and Security Deposits between Kentucky-Hurstbourne Associates and Hurstbourne Realty Holding Company, dated November 16, 1998.

      (5)   Assignment     and     Assumption     of     Contracts     between
            Kentucky-Hurstbourne Associates and Hurstbourne Realty Holding Company, dated November 16, 1998.

      (6) Bill of Sale from Kentucky-Hurstbourne Associates to Hurstbourne Realty Holding Company, dated November 16, 1998.

      (7)   Seller's   Settlement    Statement   between    Kentucky-Hurstbourne
            Associates and Hurstbourne Associates LLC, dated November 16, 1998.

                                   FORM 8-K

                                CURRENT REPORT

            PAINE WEBBER INCOME PROPERTIES SIX LIMITED PARTNERSHIP




                                  SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

            PAINE WEBBER INCOME PROPERTIES SIX LIMITED PARTNERSHIP
                                 (Registrant)


                                 By:  Sixth Income Properties Fund, Inc.



                            By: /s/ Walter V. Arnold
                                --------------------
                                Walter V. Arnold
                                Senior Vice President and
                                Chief Financial Officer







Date:  November 30, 1998

                           PURCHASE AND SALE AGREEMENT

                                BY AND BETWEEN
                   KENTUCKY-HURSTBOURNE ASSOCIATES (SELLER)
                                       AND
                         NTS DEVELOPMENT COMPANY (BUYER)



                          THE HURSTBOURNE APARTMENTS
                            HURSTBOURNE,  KENTUCKY

                                TABLE OF CONTENTS


                                                                        Page


ARTICLE 1..................................................................1
      DEFINITIONS..........................................................1

ARTICLE 2..................................................................4
      PURCHASE AND SALE....................................................4

ARTICLE 3..................................................................4
      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS.................................4

ARTICLE 4..................................................................7
      PRECLOSING OPERATION.................................................7

ARTICLE 5..................................................................8
      ACCESS, INSPECTION, DILIGENCE........................................8

ARTICLE 6..................................................................13
      TITLE AND SURVEY.....................................................13

ARTICLE 7..................................................................14
      CONDITIONS PRECEDENT AND CLOSING.....................................14

ARTICLE 8..................................................................18
      CASUALTY AND CONDEMNATION............................................18

ARTICLE 9..................................................................19
      BROKERAGE COMMISSIONS................................................19

ARTICLE 10.................................................................19
      DEFAULT, TERMINATION AND REMEDIES....................................19

ARTICLE 11.................................................................20
      REPRESENTATIONS AND WARRANTIES.......................................20

ARTICLE 12.................................................................26
      MISCELLANEOUS........................................................26

ARTICLE 13.................................................................30
      IRS FORM 1099-S DESIGNATION..........................................30

LIST OF EXHIBITS

EXHIBIT A - THE LAND
EXHIBIT B - PERSONAL PROPERTY
EXHIBIT C - PROPERTY CONTRACTS
EXHIBIT D - EARNEST MONEY ESCROW INSTRUCTIONS
EXHIBIT E - RENT ROLL
EXHIBIT F - FORM OF ESCROW  CLOSING  INSTRUCTIONS
EXHIBIT G - LEAD-BASED  PAINT  DISCLOSURE
EXHIBIT H -  NOTICES  OF  VIOLATIONS
EXHIBIT  I - FORM OF  POST-CLOSING  ESCROW AGREEMENT

                           PURCHASE AND SALE AGREEMENT

                             Hurstbourne Apartments


      THIS PURCHASE AND SALE AGREEMENT (this Agreement) is entered into as of the 2nd day of October, 1998 by and between Seller and Buyer, upon the following terms and conditions:

      WHEREAS, Seller desires to sell and Buyer desires to purchase, the Property (hereinafter defined) on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the mutual undertakings, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:


Buyer:            NTS Development Company, a Kentucky corporation
------

Deposit:          See Section 3.1
-------

Documents:        all books, records, plans, studies, site analyses,
---------         certificates of occupancy, property tax information,
                  permits, existing title insurance policies, existing surveys, existing zoning analyses, existing engineering reports, existing code compliance reports, building specifications, Property Contracts, Leases, agreements or other instruments or documents contained in Seller's files relating to the construction, operation and maintenance of the Property.

Environmental
Requirements:     All laws, ordinances, statutes, codes, rules,
------------      regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United
                  States, the states, the counties, the cities or any other political subdivisions in which the Real Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Real Property, the Real Property or the use of the Real
                  Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

Escrowed Amount:  See Section 3.1
---------------

Hazardous
Substances:       Any  substance  which  is or  contains:  (i)  any
----------        hazardous  substance  as now or  hereafter  defined in Section
                  101(14)   of   the   Comprehensive   Environmental   Response,
                  Compensation, and Liability Act of 1980, as amended (42 U.S.C.
                  Section  9601 et seq.) or any  regulations  promulgated  under
                  CERCLA;  (ii) any hazardous waste as now or hereafter  defined in the  Recourse  Conservation  and  Recovery  Act (42  U.S.C.
                  Section 6901 et seq.) or regulations  promulgated  under RCRA;
                  (iii) any substance  regulated by the Toxic Substances Control
                  Act (15 U.S.C.  Section 2601 et. seq.); (iv) gasoline,  diesel
                  fuel  or  other  petroleum  hydrocarbons;   (v)  asbestos  and
                  asbestos containing materials, in any form, whether friable or nonfriable; (vi) polychlorinated biphenyls; (vii) radon gas;
                  and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements or the common law, or any other applicable law related to the Property. Hazardous
                  Materials shall include, without limitation, any substance, the presence of which on the Real Property: (A) requires reporting, investigation or remediation under Environmental
                  Requirements; (B) causes or threatens to cause a nuisance on the Real Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Real Property or adjacent property; or (C) if emanated or migrated from the Real Property, could constitute a trespass.

Improvements:     All buildings, structures and other improvements
------------      situated upon the Land and all fixtures, systems and
                  facilities owned by Seller and located on the Land.

Intangible
Property:         All of Seller's right, title and interest,  if any,
--------          in all intangible  assets of any nature  relating to the Land, the Improvements or the Personal Property,  including, without limitation,  all of Seller's right,  title and interest in (i)
                  all warranties and guaranties  relating to the Improvements or
                  Personal  Property  in the  possession  of  Seller,  (ii)  all licenses, permits and approvals relating to the Real Property,
                  (iii)  all  plans  and   specifications   and  (iv)  the  name
                  Hurstbourne Apartments, in each case to the extent that Seller may legally transfer the same.

Land:             All of the land described on Exhibit A attached hereto,
----              together with all privileges, rights, easements, and
                  appurtenances belonging to such land and all right, title and interest (if any) of Seller in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land.

Leases:           All of Seller's rights in all leases, licenses
-------           and other occupancy agreements, and any guarantees thereof, covering any portion of the Land or Improvements.

Personal
Property:         All furniture,  carpeting,  appliances,  equipment,
--------          machinery,  inventories,  supplies,  signs and other  tangible personal property of every kind and nature, if any, owned by Seller and installed, located at and used in connection with the ownership, occupation and operation of the Real Property, including, without limitation, the Personal Property listed on Exhibit B attached hereto. Personal Property specifically excludes: (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller.

Property:         The Real Property, the Personal Property, the Leases, the
--------          Tenant Deposits, the Intangible Property and the Property
                  Contracts known as Hurstbourne Apartments, located in Hurstbourne, Kentucky.

Property
Contracts:        All of Seller's  rights,  if any, in the contracts
--------          listed on Exhibit C attached hereto, being all service, supply
                  and  equipment  rental,  management,   operating  and  leasing
                  contracts  affecting  the  Property,  to the  extent  that (i)
                  Seller is  entitled to  transfer  the same to Buyer,  and (ii)
                  Buyer does not elect to have Seller terminate them in accordance with Section 4.3 below.

Purchase Price:   $22,900,000.00
--------------

Real Property:    The Land and the Improvements.
-------------

Seller:           Kentucky-Hurstbourne Associates, a Kentucky general
------            partnership

Tenant Deposits:  Seller's rights to unapplied security deposits under
---------------   the Leases.

Title Company:    Commonwealth Land Title Insurance Company
-------------


                                    ARTICLE 2

                                PURCHASE AND SALE

      2.1 Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy the Property from Seller for the Purchase Price and otherwise subject to the covenants, provisions, terms and conditions contained herein.


                                    ARTICLE 3

                      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 Deposit. Contemporaneously with the execution and delivery of this Agreement (and as a condition precedent to the effectiveness of this Agreement), Buyer shall deposit immediately available funds with the Title Company (hereinafter the Escrow Agent) the sum of Two Hundred Twenty-Five Thousand Dollars ($225,000.00) Dollars (the Initial Deposit) to secure Buyer's obligations under this Agreement. Unless Buyer shall have terminated this Agreement prior to the Diligence Date (defined below) pursuant to Section 5.2, not later than 5:00 p.m. Eastern Standard Time on the Diligence Date, Buyer shall deposit with the Escrow Agent an additional Two Hundred Thousand Dollars ($200,000.00) in immediately available funds (the Additional Deposit) to further secure Buyer's obligations under this Agreement. The Escrow Agent shall hold the Initial Deposit and the Additional Deposit in a segregated interest bearing money market account with an FDIC insured bank reasonably acceptable to Buyer and Seller. The Deposit and the Additional Deposit and all interest accrued on thereon (collectively, the Escrowed Amount) shall be maintained by the Escrow Agent in such account or accounts until the Escrow Agent is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement and the Earnest Money Escrow Instructions attached hereto as Exhibit
D. The Escrowed Amount shall be applied to the Purchase Price if the Closing occurs, as provided in Section 3.2(c) below.

      3.2 Purchase Price. The Purchase Price, subject to adjustment as provided herein, shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) in United States dollars by wire transfer of federal funds, less the Escrowed Amount (the Cash Balance).

      3.3 Tax Proration. All due and payable real estate taxes, all general and special assessments on the Land and ad valorem taxes, if any, on the Personal Property (based on the most recent ascertainable taxes) attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year multiplied by 103% shall be used for the purposes of prorating taxes on the Closing Date, provided that there shall be no further adjustment to be made after the Closing Date. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring after the applicable tax period in which the Closing Date occurs shall be retained by and paid exclusively to Buyer, (ii) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorney's and consultants fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated or adversely affected without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. After the Closing, Buyer shall be responsible for and control any tax protests or proceedings for any period for which taxes are adjusted between the parties under this Agreement and for any later period. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any material out-of-pocket fees, costs or expenses in responding to the requests of the other.

      3.4 Contract Proration. To the extent Property Contracts are not terminated pursuant to Section 4.3, prepaid or past due amounts under any Property Contracts which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 Utility Proration. To the extent reasonably feasible, the Seller shall cause all meters for electricity, gas, water, sewer or other public utility usage at the Property to be read as of the day immediately preceding the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor and no further adjustment shall be made. The Seller shall provide notice to the Buyer within five (5) days of the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date.

      3.6 Income and Expense Proration. Collected rents for the then current and any future period, security deposits which have not been previously applied by Seller, prepaid rentals, and all expenses and other charges in connection with the operation of the Property shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. From the date hereof until Closing or earlier termination of this Agreement, Seller shall not apply any security deposits without the prior consent of Buyer. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain or if transferred to Buyer receive a credit for any utility deposits and any deposits for third parties under any of the Property Contracts. In addition to the foregoing, at Closing the Purchase Price shall be increased by the amount of uncollected or past due rent; provided, however, that no adjustment shall be made for rent which is more than one (1) month past due, and further provided that Buyer shall be entitled to attempt to collect the amount of any such uncollected rent which resulted in an adjustment to the Purchase Price and all amounts so collected shall belong to Buyer. Seller shall be entitled to attempt to collect all rents and other charges which are more than one (1) month past due but shall not be entitled to attempt to terminate any lease or otherwise pursue eviction proceedings in connection with such collection efforts.

      3.7 Prorations Generally. A statement of prorations and other adjustments shall be prepared by Seller in conformity with the provisions of this Article 3 and submitted to Buyer for review and approval not less than two (2) business days prior to the Closing Date. For purposes of making prorations, Seller shall be deemed to be in title to the Property and entitled to the income from and responsible for the expenses thereof, on the Closing Date.

      3.8   Closing Costs.

            (a) Seller shall pay: (i) its legal fees and expenses related to the negotiation and preparation of this Agreement and all documents required to close the transaction contemplated hereby, and (ii) 50% of the escrow fees of the Escrow Agent.

            (b) Buyer shall pay or reimburse Seller, if applicable for the following: (i) 50% of the escrow fees of the Escrow Agent, (ii) charges to record the deed, and evidence of Buyer's existence or authority, (iii) Buyer's legal fees and expenses related to the negotiation of this Agreement and all documents required to close the transaction contemplated hereby, (iv) all costs related to the Buyer's inspection and due diligence, including, without limitation, the cost of appraisals, architectural, engineering, credit and environmental reports, (v) all costs associated with title examination and preparation of a title commitment as well as all charges and premiums for an owners title policy, and (vi) all costs allocable to preparation of the survey.

            (c) All state, county or other taxes associated with the transfer of the property and all other closing costs shall be paid by Seller or Buyer in accordance with the custom in the jurisdiction where the Property is located.


                                    ARTICLE 4

                              PRECLOSING OPERATION

      4.1 Leases. A rent roll (the Rent Roll) containing a list of all occupants of the Property pursuant to the Leases as of the date hereof is attached hereto as Exhibit E. During the pendency of this Agreement, Seller may enter into Leases with new tenants or modifications of Leases with existing tenants substantially in accordance with Seller's existing leasing practices, provided that in all events any new or modified Leases shall (i) be at or near market rent, (ii) be for a term of not more than one (1) year, and (iii) on the Seller's current standard form of lease.

      4.2 Conduct of Business. At all times prior to Closing, Seller shall, subject to the terms of this Agreement, continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted, (b) to insure the Property substantially as currently insured, and (c) maintain the Property in its current condition, reasonable wear and tear and damage by casualty excepted, including ordinary preparation for occupancy of residential units vacated prior to Closing.

      4.3 Property Contracts. Seller shall make copies of all Property Contracts available for Buyer to review promptly after the date hereof. On or before the Diligence Date (as defined below), unless Buyer has provided written notice to Seller of Buyer's election to terminate this Agreement, Buyer shall provide written notice to Seller of the Property Contracts that Buyer desires to have terminated by Seller, and Seller will terminate the Property Contracts so identified at or before Closing at Seller's sole cost and expense. At Closing, Seller shall assign and Buyer shall assume the Property Contracts, except those Property Contracts which Seller has agreed to terminate. Notwithstanding the foregoing, Seller's existing management contract and exclusive brokerage contract for the Property shall be terminated by Seller effective as of the Closing Date at Seller's sole cost and expense.

                                    ARTICLE 5

                          ACCESS, INSPECTION, DILIGENCE

      5.1 Access/Purchasers Responsibilities/Purchasers Indemnity.

            (a) From the date hereof through the Closing or earlier termination of this Agreement, Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property during normal business hours upon advance written notice to Seller and make such reasonable, nondestructive investigations, studies and tests including, without limitation, surveys and engineering studies as Buyer deems necessary or advisable, provided, however, that Buyer shall not be permitted to conduct physical testing without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller's prior written consent for physical inspections or testing may be conditioned upon receipt of a detailed description of the proposed physical inspection or testing, a list of contractors who will be performing the physical inspection or testing, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection or testing. Seller also agrees to make all Documents available to Buyer or Buyer's agents during normal business hours for review and copying at Buyer's expense upon advance written notice to Seller from the date hereof through the Closing or earlier termination of this Agreement.

            (b) Buyer agrees that in conducting any inspections, investigations or tests of the Property and/or the Documents, Buyer and its agents and representatives shall (i) not unreasonably interfere with the operation and maintenance of the Property, (ii) not unreasonably disturb the tenants under the Leases or unreasonably interfere with their use of the Property pursuant to their respective Leases, (iii) not damage any part of the Property or any personal property owned or held by any tenant or third party, (iv) not injure or otherwise cause bodily harm to Seller, the property manager, or their respective guests, agents, invitees, contractors and employees or any tenant or their guests or invitees, (v) maintain comprehensive general liability insurance in terms and amounts reasonably acceptable to Seller covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Property, and deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Property; (vi) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of Buyer's rights hereunder, (viii) fully restore the Property to the condition in which the same was found before any such inspection or tests were undertaken; and (ix) not reveal or disclose any information obtained during the due diligence period concerning the Property and the Documents to anyone outside Buyer's organization, except in accordance with the confidentiality standards set forth in Section 5.5 herein.

            (c) Buyer will indemnify, defend, and hold Seller and its property manager harmless from all losses, costs, liens, claims, causes of action, liability, damages and out-of pocket expenses, including, without limitation, reasonable attorney's fees incurred by Seller as a result of the entry upon or inspections, tests or investigations of the Property conducted by or on behalf of Buyer. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

            (d) Buyer acknowledges and agrees that the Documents are provided to Buyer for informational purposes only and, except to as expressly provided herein, do not constitute representations or warranties of Seller or its agents, employees or representatives of any kind as to the truth, accuracy or completeness of the Documents or the source(s) thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents, and is providing the Documents solely as an accommodation to Buyer.

      5.2 Diligence. Buyer shall complete its due diligence on or before the date which is thirty (30) days from the date hereof (the Diligence Date). Notwithstanding any other term or provision herein to the contrary, Buyer may elect, in Buyer's sole discretion, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrow Agent shall return the Escrowed Amount to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). BUYER ACKNOWLEDGES THAT, PURSUANT TO THE TERMS OF THIS AGREEMENT, BUYER SHALL BE AFFORDED A FULL OPPORTUNITY TO INSPECT THE PROPERTY, OBSERVE ITS PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS AND CONDUCT SUCH INVESTIGATIONS AND STUDIES ON AND OF SAID PROPERTY AS IT DEEMS NECESSARY AND THAT, UNLESS BUYER TERMINATES THIS AGREEMENT PURSUANT TO THIS SECTION 5.2 OR AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER SHALL BE DEEMED TO HAVE WAIVED ANY AND ALL OBJECTIONS TO OR COMPLAINTS REGARDING (INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE OR COMMON LAW BASED ACTIONS AND ANY PRIVATE RIGHT OF ACTION UNDER STATE AND FEDERAL LAW TO WHICH THE PROPERTY IS OR MAY BE SUBJECT, INCLUDING BUT NOT LIMITED TO, CERCLA AND RCRA) PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS, INCLUDING, WITHOUT LIMITATION, STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS SUBSTANCES ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTY. BUYER FURTHER HEREBY ASSUMES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE PROPERTY AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS SUBSTANCES OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.

      5.3   Copies of Reports/Return of Documents.

            (a) As additional consideration for the transaction contemplated herein, Buyer shall promptly deliver to Seller copies of any and all reports, tests or studies involving structural or geologic conditions, environmental, hazardous waste or Hazardous Substances contamination of the Property and all other materials obtained in connection with Buyer's diligence, which reports, tests and studies shall be addressed to both Buyer and Seller at no cost to Seller, provided, however, that Buyer shall have no obligation to cause any such tests or studies to be performed on the Property and shall not be required to deliver any internally generated reports, studies, analyses or other internal work product. If such reports, tests or studies indicate the existence of any environmental, hazardous waste or Hazardous Substance contamination of any portion of the Property in violation of applicable laws, Seller may terminate this Agreement by giving written notice to Buyer within ten (10) business days after Buyer provides Seller with copies of such reports, tests or studies. Upon such termination, in accordance with paragraphs (b) and (c) below, the Escrowed Amount shall be promptly returned to Buyer and neither Buyer nor Seller shall have any further obligation or liability to the other hereunder, except those obligations arising under provisions of this Agreement which are expressly intended to survive termination.

            (b) If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all Documents delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement.

      5.4 Confidentiality. Buyer acknowledges and agrees that any and all of the Documents delivered or made available to Buyer by Seller or its agents, consultants, contractors or employees are proprietary and confidential in nature and will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Further, each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Buyer shall not disclose to anyone other than its partners and financiers the Documents and/or any information disclosed by Seller to Buyer which is not generally known by the public regarding Seller's operations and/or the Property. Notwithstanding anything to the contrary set forth herein, each party hereto may discuss with and disclose to its accountants, attorney's, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any law or interpretation thereof or court order. This provision shall survive termination of this Agreement but shall terminate upon the Closing. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content.

      5.5 Buyer's Acknowledgment. BUYER ACKNOWLEDGES THAT AS OF THE DILIGENCE DATE IT HAS HAD AN OPPORTUNITY TO CONDUCT DILIGENCE ON THE PROPERTY AND IS ACQUIRING THE PROPERTY IN ITS CURRENT CONDITION BASED ON ITS DILIGENCE. BUYER FURTHER ACKNOWLEDGES THAT, SUBJECT TO SELLER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 11.2, NEITHER SELLER NOR ITS EMPLOYEES, AGENTS OR REPRESENTATIVES HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE CONDITION OF THE PROPERTY OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS ON, IN, UNDER OR WITHIN THE PROPERTY OR A PORTION THEREOF WHICH SURVIVE CLOSING HEREUNDER. THE BUYER ACKNOWLEDGES AND AGREES THAT, SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE BUYER AS IS, WITH ALL FAULTS, AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) OR INFORMATION SUPPLIED TO BUYER WITH RESPECT THERETO. FURTHER, EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND
REGULATIONS. IN PARTICULAR, THE BUYER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED TO BUYER BY SELLER WITH RESPECT TO THE PROPERTY UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN), AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT
NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING.

      5.6 Buyer's Release of Seller. AS BETWEEN BUYER AND SELLER, SELLER AND ITS PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED
FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.

      Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to constitute a release of Seller from any claim or liability arising out of fraud by Seller or an assumption by Buyer of any liability of Seller arising or accruing prior to the Closing Date with respect to the Property.

                                    ARTICLE 6

                                TITLE AND SURVEY

      6.1 Title and Survey. Promptly following the execution of this Agreement, Buyer shall obtain:

            (a) A current ALTA as-built survey of the Real Property or an update of Seller's survey (the Survey); and

            (b) A commitment for an ALTA Owners Policy of Title Insurance from the Escrow Agent (the Title Commitment). Buyer shall cause a copy of the completed Title Commitment to be forwarded to Seller.

      If the Survey or matters listed as exceptions in the Title Commitment or title exceptions of which Buyer receives notice after receipt of the Title Commitment but prior to Closing (New Title Exceptions) are not satisfactory to Buyer, Buyer shall, before Closing and on or before the date that is five (5) business days after Buyer's receipt of the Title Commitment, the Survey or notice of any New Title Exception, as applicable, provide Seller with written notice of such objections (the Title Objections). Seller, at its sole cost and expense shall have the right, but not the obligation, to cure or remove any Title Objections and shall give Buyer written notice on or prior to the later the date that is three (3) business days after Seller's receipt of Buyer's timely notice of Title Objections, identifying those Title Objections, if any, that Seller agrees to use reasonable efforts to cure; provided, however, that Seller shall not be obligated to incur any costs or expenses in excess of $25,000 in connection with any such cure undertaken by Seller. If there are Title Objections which Seller is unable or unwilling to cure by the Closing Date (and such inability or unwillingness does not constitute a default hereunder), Buyer may terminate this Agreement as provided in Section 5.2, above or waive such objections which Seller is not willing or able to cure and proceed to Closing. Those exceptions or title deficiencies which (i) Buyer does not object to pursuant to this Section 6.1 or (ii) are waived by Buyer shall be the Permitted Exceptions.

      Notwithstanding the foregoing, Seller, at Seller's sole expense, shall remove from title at Closing any and all liens voluntarily created by Seller securing the payment of money and Seller shall remove from title, bond over or insure against any other Title Objections which, on the face of the recorded instrument, impose upon the owner of the Property an express obligation to pay money not in excess of $25,000. If Seller fails to remove, bond over or insure against any such exception as described in the preceding sentence, Buyer may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Escrowed Amount.

      6.2 Deed. On the Closing Date, Seller shall convey by good and sufficient [grant] deed to Buyer good and clear record and marketable fee simple title to all of the Real Property free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a)   All Leases;

            (b) All zoning, building and other laws applicable to the Property;

            (c) All matters which arise after the Diligence Date which are agreed upon or consented to by Buyer;

            (d) The lien, if any, for real estate taxes for current year not due and payable prior to the Closing Date (subject to proration in accordance with Section 3.3 herein);

            (e) All matters shown on Schedule B of the Title Commitment or of public record as of the effective date of the Title Commitment and which Buyer has not objected to and which Seller has not agreed to cure pursuant to Section 6.1, above;

            (f)   The Permitted Exceptions; and

            (g) All matters, whether or not of record, to the extent caused by Buyer or its agents, representatives or contractors.

      6.3 Lease Assignment. At the Closing, Seller shall assign the Leases to Buyer and Buyer shall assume Seller's obligations thereunder arising or accruing from and after the Closing Date and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

                                    ARTICLE 7

                        CONDITIONS PRECEDENT AND CLOSING

      7.1 Buyer's Conditions Precedent. In addition to any other conditions precedent in favor of Buyer as may be set forth elsewhere in this Agreement, Buyer's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Buyer to Seller.

            (a) Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

            (b) On the Closing Date, all of the representations of Seller set forth in this Agreement shall continue to be true, accurate and complete in all material respects.

      Notwithstanding the foregoing, if the conditions set forth in this Section
7.1 or any other condition of Closing (other than an obligation of Buyer under Section 7.2 below) shall not have been fulfilled on or before the Closing Date, Seller shall have the right (in its sole discretion), exercisable by written notice to Buyer at or before the Closing, to extend the Closing Date for a period of up to forty-five (45) days to provide additional time for the fulfillment of such conditions. Upon any such extension, the term Closing Date as used herein shall mean the date set forth in such written notice from Seller. If Buyer's conditions as set forth in this Section 7.1 have not been met as of the Closing Date (as the same may be extended as aforesaid) then Buyer shall have the right to terminate this Agreement by written notice to Seller, in which event the Escrow Agent shall return the Escrowed Amount to Buyer and this Agreement shall thereupon terminate and be of no further force or effect.

      7.2 Seller's Conditions Precedent. In addition to any other conditions precedent in favor of Seller as may be set forth elsewhere in this Agreement, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Buyer.

            (a) Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing, including, without limitation, payment by the Buyer of the Purchase Price (as adjusted as otherwise provided herein); and

            (b) On the Closing Date, all of the representations of Buyer set forth in this Agreement shall continue to be true, accurate and complete in all material respects.

      7.3 Closing Date. Subject to Seller's right to extend the Closing Date as provided in Section 7.1 and the extension rights set forth below, the consummation of the purchase and sale contemplated in this Agreement (the Closing) shall occur through an escrow closing arrangement as described in Schedule F attached hereto on the first business day seven days after the Diligence Date (the Closing Date), at the office of the Escrow Agent or through the escrow closing arrangements set forth in the Form of Escrow Closing Instructions attached hereto as Exhibit F. It is agreed that time is of the essence in this Agreement. Notwithstanding the foregoing, (i) Seller shall have the right, in its sole discretion, to extend the Closing Date for up to seven
(7) days, by delivering written notice to Buyer no later than seven (7) days before the then-current Closing Date, and (ii) Buyer shall have the right, in its sole discretion, to extend the Closing Date for up to seven (7) days by delivering written notice to Seller no later than seven (7) days before the then-current Closing Date.

      7.4 Closing Deliveries. On the Closing Date, Seller shall deliver or cause to be delivered:

            (a) A duly executed and acknowledged grant deed conveying the Land and the Improvements to Buyer;

            (b) A duly executed quitclaim bill of sale and general assignment conveying the Personal Property and the Intangible Property to Buyer;

            (c) A duly executed assignment and assumption of the Leases and Tenant Deposits (the Assignment of Leases);

            (d) A duly executed assignment and assumption of Property Contracts being assumed (the Assignment of Contracts);

            (e) A certificate or certificates of non-foreign status from Seller;

            (f) Customary affidavits sufficient for the Escrow Agent to delete any exceptions for mechanics or materialmens' liens and parties in possession from Buyer's title policy and such other affidavits relating to such title policy as the Escrow Agent may reasonably request;

            (g) An updated Rent Roll (including a list of all delinquent and prepaid rents) certified by the Seller as true and correct as of the Closing Date;

            (h) A Post-Closing Escrow Agreement as described in Section 11.2 and such other instruments as Buyer or the Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

            (i) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

            (j) Evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Seller to sell the Property and the authority of the person or persons executing the various documents on behalf of Seller in connection with the sale of the Property;

            (k) Originals, or where unavailable, certified copies of all Property Contracts, Leases (with all amendments and modifications thereto), operating information, permits, warranties and financial information about the Property in Seller's possession or control relating to the Property; and

            (l) All keys to all locks on the Property and similar items, to the extent in Seller's possession.

      7.5 Buyer's Deliveries. On the Closing Date, Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) The Purchase Price for the Property, as such Purchase Price may have been adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            (b) Evidence in form and substance reasonably satisfactory to Escrow Agent and Seller of Buyer's authority to purchase the Property;

            (c)   The Assignment of Leases;

            (d)   The Assignment of Contracts;

            (e) Such other instruments as Seller or Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

            (f) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts;

            (g) Such evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property;

            (h) Acknowledgment by Buyer of Buyer's receipt from Seller of the Tenant Deposits; and

            (i) Executed  counterparts of any other documents  listed in Section
      7.4 required to be signed by Buyer.

      7.6 Possession. Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to those items listed in Section 6.2 of this Agreement and rights arising under any Property Contracts not terminated by Buyer pursuant to Section 4.3. Seller and Buyer covenant and agree to execute, at Closing, a written notice of the acquisition of the Property by Buyer, for duplication and transmittal to all tenants affected by the sale and purchase of the Property (or otherwise in such manner as will comply with applicable law respecting notification of tenants). Such notice shall be prepared by Buyer and approved by Seller, shall notify the tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Buyer or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Buyer agrees to transmit or otherwise deliver such letters to the tenants promptly after the Closing.

                                    ARTICLE 8

                            CASUALTY AND CONDEMNATION

      8.1 Casualty. If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements suffers damage in excess of $1,500,000 from fire or any other casualty which Seller, in its sole option, elects not to repair (or which Seller elects to repair but fails to repair prior to the Closing Date as the same may be extended pursuant to Section 7.1 or 7.3), to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 Condemnation. If any substantial portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an Eminent Domain Taking), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed awards recovered or recoverable by Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by Seller in obtaining such award.

                                    ARTICLE 9

                              BROKERAGE COMMISSIONS

      Seller and Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than CB Richard Ellis, Inc. (the Broker). Seller agrees to pay all commissions, payments and fees due to the Broker at the Closing. Buyer agrees to indemnify, defend and hold Seller harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorney's fees) arising from any claims for brokerage or finders fees, commissions or other similar fees in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Buyer or on Buyer's behalf. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorney's fees) arising from any claims for brokerage or finders' fees, commissions or other similar fees, including any claim made by the Broker, in connection with the transaction covered by this Agreement as such claims shall be based upon alleged arrangements or agreements made by Seller or on Seller's behalf. The covenants and agreements contained in this Article shall survive the termination of this Agreement or the Closing of the transaction contemplated hereunder.


                                   ARTICLE 10

                        DEFAULT, TERMINATION AND REMEDIES

      10.1 Seller's Default. In the event that Seller shall have failed in any material respect adverse to Buyer as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date or Seller defaults in its obligation to close hereunder, Buyer shall have the right either to (i) terminate this Agreement and receive the Escrowed Amount, whereupon this Agreement shall terminate without further recourse, or (ii) provided an action is brought within thirty (30) days after the scheduled Closing Date as the same may have been extended pursuant to the terms of this Agreement, seek specific performance of Seller's obligations hereunder. Buyer hereby waives and relinquishes any right to sue Seller for any reason whatsoever, other than (x) to receive the return of the Escrowed Amount or (y) to seek specific performance as provided above, and agrees that Seller shall not be liable to Buyer for any actual, punitive, speculative, consequential or other damages for breach by Seller prior to the Closing, except for payment of the Escrowed Amount. IN NO EVENT SHALL SELLER, ITS DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF, HAVE ANY LIABILITY BEYOND ITS INTEREST IN THE PROPERTY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON COMMON LAW, CONTRACT, STATUTE, EQUITY OR OTHERWISE. Notwithstanding the foregoing or anything to the contrary herein, if specific performance of Seller's obligations shall not be available to Buyer because Seller has sold the property to a third party (other than pursuant to condemnation proceedings), Buyer shall have the right to bring an action at law for damages, if any, equal to, but not in excess of, the amount by which the purchase price for the Property paid to Seller by such third party purchaser exceeds the Purchase Price stated in this Agreement (together with all actual out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement and all actual out-of-pocket costs and expenses incurred by Buyer in connection with such action), provided such action is brought within thirty (30) days after the scheduled Closing Date as the same may have been extended pursuant to the terms of this Agreement.

      10.2 Buyer's Default. In the event that Buyer shall have failed in any material respect adverse to Seller as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Escrow Agent to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages. Notwithstanding the foregoing, in the event of any termination of this Agreement, subject to Buyer's rights set forth in this Agreement, Seller shall have all remedies available at law or in equity (other than the right to seek consequential or punitive damages) in the event Buyer or any party related to or affiliated with Buyer asserts any claims or rights to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property.

                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

      11.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            (a) Buyer is a corporation, duly organized and in good standing under the laws of the State of Kentucky, is qualified to do business in the State of Kentucky and has the power and authority to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder. As of the date of this Agreement, Buyer has obtained all necessary corporate, partnership or other organizational authorizations required in connection with the execution and delivery of this Agreement. Each of the individuals executing this Agreement on Buyer's behalf is authorized to do so. Buyer has the financial ability to pay the Purchase Price by (i) tendering the Cash Balance, and performing the other covenants of Buyer set forth in this Agreement.

            (b) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer or any of Buyer's assets is bound;

            (c)   Buyer is not in any way affiliated with Seller;

      As a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement, Buyer's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Buyer shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11.1 in any way inaccurate, incomplete, incorrect or misleading.

      11.2 Sellers' Representations and Warranties. Seller represents and warrants to Buyer that:

            (a) Seller is a general partnership existing under the laws of the State of Kentucky.

            (b) Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

            (c) Seller has directed its manager to deliver or to make available to Buyer (x) complete copies of all Leases and (y) the Rent Roll (including a schedule of deposits). To the knowledge of Seller: (i) the Rent Roll is true, correct and complete in all material respects; (ii) there are no Leases other than as set forth on the Rent Roll; (iii) unless otherwise indicated on the Rent Roll, Seller is not in material default under any of the Leases and all of the Leases are in full force and effect; (iii) the Leases and Property Contracts to be delivered to Buyer pursuant to the terms of this Agreement are true, complete and correct in all material respects; (iv) none of the Leases have been assigned, pledged, hypothecated or encumbered by Seller except in connection with Seller's mortgage debt that will be paid at Closing; (v) all licenses, approvals and permits required by applicable law for the current use and operation of the Property have been issued; (vi) except as set forth in Exhibit H hereto, Seller has not received any notice(s) from any governmental or quasi-governmental authorities that the Property does not comply with applicable law; Seller has not granted any party other than Buyer a right or option to purchase all or any portion of the Property;
      (vii) Seller is not in possession of any material non-proprietary information relating to the Property that has not been or shall not be made available to Buyer pursuant to this Agreement; and (viii) Seller is not a party to any union or labor contracts that will be binding upon the Property after the Closing.

            (d) Seller has caused its property manager to deliver or to make available copies of all Property Contracts.

            (e) Seller has not been served with notice of any actions, suits, or proceedings against or affecting the Seller or the Property that either
      (i) are not covered by applicable insurance or (ii) if determined adversely to Seller would materially affect the ownership or operation of the Property or Seller's ability to perform its obligations under this Agreement.

      Seller reserves the right to update the representations and warranties made by it herein. All of Seller's representations and warranties shall be deemed to be updated by information disclosed to or obtained by Purchaser in connection with its due diligence investigations. Prior to the Closing Date, Seller shall notify Buyer in writing of any facts, conditions or circumstances of which Seller has actual knowledge which render any of the representations or warranties set forth in this Section 11.2 in any material respect inaccurate, incomplete, incorrect or misleading. Notwithstanding any terms herein to the contrary, in the event that any material change in Seller's representations or warranties materially adverse to Buyer is made known to Buyer prior to the Closing or any material adverse change in Seller's representations and warranties is made by Seller, or if any facts, conditions or circumstances become known to Buyer which render the substance of any of Seller's representations or warranties (as distinguished from whether Seller had knowledge of such facts, conditions or circumstances) in any material respect inaccurate, incomplete, incorrect or misleading, Buyer may terminate this Agreement and receive a refund of the Escrowed Amount by notifying Seller of such election and the reason therefore prior to Closing. Seller's representations and warranties shall survive the Closing until December 31, 1998 and no longer.

      Notwithstanding anything to the contrary herein or in any of the conveyance documents delivered pursuant hereto, after Closing, Seller shall not be liable to Buyer in respect of any breach of Seller's representations or warranties for any amounts in excess of One Hundred Thousand Dollars
($100,000.00) in the aggregate, or for any amounts less than Five Thousand Dollars ($5,000.00) in the aggregate, and Buyer hereby waives any and all claims it may have to such recoveries in excess of, or less than, the foregoing amounts. Without limiting the foregoing, any claim of Buyer for recovery from Seller arising for breach of Seller's representations and warranties shall be brought by Buyer, if at all, on or before December 31, 1998, and Buyer hereby waives any right to any claim or action for recovery not commenced within such time period. At Closing, Seller shall deposit with Escrow Agent the sum of One Hundred Thousand Dollars ($100,000) the Post-Closing Deposit to be held in escrow pursuant to a Post-Closing Escrow Agreement substantially in the form attached hereto as Exhibit I and otherwise mutually satisfactory to Buyer and Seller. The Escrow Agent shall hold the Post-Closing Deposit in a segregated interest bearing money market account with an FDIC insured bank reasonably acceptable to Buyer and Seller. The Post-Closing Deposit and all interest accrued on thereon (collectively, the Post-Closing Escrowed Amount) shall be maintained by the Escrow Agent in such account or accounts until the Escrow Agent is required to cause the Post-Closing Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement and the Post-Closing Escrow Agreement. The provisions of this Section 11.2 shall survive the Closing.

      11.3 Seller; Seller's Knowledge. Whenever a representation is made to Seller's knowledge, or a term of similar import, the accuracy of such representation shall be based solely on the actual knowledge of Rock D'Errico, without independent investigation or inquiry except for inquiry of Seller's property manager for the Property. Mr. D'Errico is the employee of Seller's partner who has had primary responsibility for the sale of the Property to Buyer. Notwithstanding the foregoing, if, prior to the Closing, Buyer obtains actual knowledge that any representation or warranty of Seller is inaccurate and Buyer nonetheless proceeds with the Closing, Seller shall have no liability for any such matter regarding which Buyer had actual knowledge prior to Closing.

      11.4 Property Conveyed "AS IS". (a) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND ITS PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY OTHER WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOLID REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF,
(XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY,
(XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY,
(XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THAT PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S OR ITS PROPERTY MANAGERS SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIX) TAX CONSEQUENCES.

            (b) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EXPECT AS EXPRESSLY SET FORTH HEREIN, AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER
REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. EXCEPT AS EXPRESSLY PROVIDED HEREIN, UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN
REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY AS IS, WHERE IS, WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS (EXCEPT AS EXPRESSLY SET FORTH HEREIN), COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 11.4(B) SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE
PROVISIONS OF ANY CLOSING DOCUMENTS . SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE AS IS NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.


                                 --------------
                                Buyer's Initials

                                   ARTICLE 12

                     MISCELLANEOUSMISCELLANEOUSMISCELLANEOUS

      12.1 Successors and Assigns. Without the prior written consent of Seller, Buyer shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Seller in its sole discretion, be of no force or effect and shall constitute a default by Buyer. Notwithstanding the foregoing, Buyer shall be entitled to assign its rights hereunder to (i) J.P. Morgan Investment Management, Inc. (Morgan), (ii) any affiliate of Morgan, or (iii) a pension fund or a collective investment fund containing pension funds or separate accounts for which Morgan (or one of its affiliates) acts as trustee, agent or investment advisor. Buyer shall give written notice of such assignment to Seller, together with any reasonable evidence of that the proposed assignee is a permitted assignee hereunder requested by Seller, a minimum of three (3) days prior to Closing. No assignment shall release Buyer from its obligations under this Agreement unless the assignee is an assignee described in clause (i), (ii) or
(iii) above and such assignee affirmatively assumes in writing all of the obligations of Buyer hereunder.

      12.2 Notices. Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given (i) when delivered or refused if sent by hand during regular business hours, (ii) when successfully sent by facsimile transmission,
(iii) three (3) days after being sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iv) on the next business day when sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Escrow Agent shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Escrow Agent.

      (1)   If to Seller:

            PaineWebber Income Properties Six Limited Partnership
            c/o Paine Webber Properties Incorporated
            265 Franklin Street - 15th Floor
            Boston, MA 02110
            Facsimile:  617/ 478-4725
            Attn: Rock D'Errico, Vice President

      and

            Hurstbourne Apartments Company, Ltd.
            c/o Paragon Group
            1401 South Brentwood Boulevard, Suite 675
            St. Louis, Missouri 63144
            Facsimile:  314/963-9715
            Attn: Lewis A. Levey, Managing General Partner

      with a copy to:

            Goodwin, Procter & Hoar  LLP
            Exchange Place
            Boston, MA 02109
            Facsimile:  617/227-8591
            Attn: Andrew C. Sucoff, Esq.

      (2) If to Buyer:

            NTS Development Company
            10172 Linn Station Road
            Louisville, Kentucky 40223
            Facsimile:  502/426-4994
            Attn: Brian F. Lavin

      and to:

            J.P. Morgan Investment Management, Inc.
            522 Fifth Avenue
            New York, New York
            Facsimile:  212/837-2604
            Attn: Daniel Volpano

with a copy to:

            Stroock & Stroock & Lavan LLP
            180 Maiden Lane
            New York, NY 10038
            Facsimile:  212/806-6006
            Attn: Brian Diamond, Esq.

      (3) If to the Escrow Agent:

            Commonwealth Land Title Insurance Company
            2200 Citizens Plaza
            Louisville, Kentucky 40202
            Facsimile:  502/584-6518
            Attn: Alan O. Bryant, Esq.

      12.3 Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      12.4 Captions. The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      12.5 No Other Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      12.6 Amendments. This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      12.7 Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

      12.8 Applicable Law. This Agreement shall be construed under and in accordance with the laws of state in which the Property is located.

      12.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      12.10 Time of the Essence. Time is expressly declared to be of the essence of this Agreement, provided, however that in the event any date hereunder falls on a Saturday, Sunday or legal holiday, the date applicable shall be the next business day.

      12.11 No Personal  Liability.  Except with respect to and to the extent of
(i) Buyer's remedies in the event that Seller has sold the Property to a third party in breach of its obligations hereunder as described in Section 10.1, and
(ii) Buyer's right to seek recovery of the Escrowed Amount or the Post-Closing Escrowed Amount, the obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the partners of the Seller or of the officers, directors, shareholders, advisors or agents of Seller or Seller's partners or any of their successors.

      12.12 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum hereto by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Buyer, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon termination, the Escrowed Amount shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations to one another except as otherwise specifically provided herein.

      12.13 Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

      12.14 Binding On Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      12.15 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

      12.16 Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Agreement.

      12.17 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

      12.18 Buyer Represented by Counsel. Buyer hereby represents and warrants to Seller that (i) Buyer is not in a significantly disparate bargaining position in relation to Seller, (ii) Buyer is represented by legal counsel in connection with the transaction contemplated by this Agreement, and (iii) Buyer is buying the Property for business, commercial, investment or other similar purpose and not for use as Buyer's residence.

      12.19 Preparation of Documents. All of the documents to be executed at the Closing shall be in the form prepared to the reasonable satisfaction of Seller's and Buyer's counsel and delivered to Buyer on or before five (5) days prior to the Closing Date, provided that the failure to timely deliver such documents shall not constitute a default by Seller hereunder.

                                   ARTICLE 13

                           IRS FORM 1099-S DESIGNATION

      In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Escrow Agent (the Designee) as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the IRS) on IRS Form 1099-S; (2) to provide the
Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                        SELLER:

                         KENTUCKY-HURSTBOURNE ASSOCIATES

                        By: PaineWebber Income Properties Six Limited Partnership, general partner

                              By: Sixth Income Properties Fund, Inc., its managing general partner

                                          By:  /s/ Rock M. D'Errico
                                               --------------------
                                          Name:  Rock M. D'Errico
                                          Title:  Vice President
                        and

                        By:   Hurstbourne Apartments Company, Ltd., general
                              partner


                             By: /s/ Lewis A. Levey
                                 ------------------
                             Name: Lewis A. Levey
                             Title: President


                              BUYER:

                             NTS DEVELOPMENT COMPANY

                             By: /s/ Brian F. Lavin
                                 ------------------
                                 Brian F. Lavin,
                                 Executive Vice President

           ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this "Assignment"), made as of the 30th date of October, 1998, by and between NTS DEVELOPMENT COMPANY, a Kentucky corporation, having an office at 10172 Linn Station Road, Louisville, Kentucky 40223 (the "Assignor") and HURSTBOURNE REALTY HOLDING COMPANY, having an office c/o J.P. Morgan Investment Management Inc., 522 fifth Avenue, New York, New York 10036 (the "Assignee").

                            W I T N E S S E T H :

      WHEREAS, the Assignor, as buyer, has entered into that certain agreement captioned Purchase and Sale agreement dated October 2, 1998 (the "Contract"), with Kentucky-Hurstbourne associates ("Seller"), as seller, to purchase from Seller certain real property and improvements constructed or to be constructed thereon, personalty, fixtures and other privileges, rights, interests and appurtenances thereto appertaining (the "Premises"), all of which is located in the city of Hurstbourne, county of Jefferson, State of Kentucky, commonly know as The Hurstbourne Apartments, and as more fully described in the Contract, a true and complete copy of which is annexed hereto and made a part hereof as Exhibit A;

      WHEREAS, Assignor has deposited with Commonwealth Land Title Insurance Company, as escrow agent ("Escrow Agent"), the sum of Two Hundred and twenty five Thousand and 00/100 Dollars ($225,000) "the "Initial Deposit") on account of the purchase price of the Premises under the Contract; and

      WHEREAS, Assignee desires to acquire all of Assignor's right, title and interest in and to the Contract and the Initial Deposit and assignor has agreed to assign the contract and the Initial deposit to Assignee, subject to and in accordance with the provisions hereinafter contained.

NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Assignor represents and warrants that the Contract is in full force and effect and has not been amended or modified.

      2. Assignor hereby assigns unto the assignee, its successors and assigns forever, all of the Assignor's right, title and interest as buyer in and to the Contract and the Initial Deposit, together with all claims and demands of every kind and nature which the Assignor may now or may hereafter have or be entitled to on account of the Contract or otherwise against Seller or the Escrow Agent. Assignee hereby assumes and agrees to perform all of the obligations of the buyer under the Contract.

      3. Assignee agrees to pay to Assignor, in consideration of the assignment of Assignor's rights under the Contract, the sum of $225,000 within two (2) business days following the date hereof.

      IN WITNESS WHEREOF, the parties hereto have duly signed this Agreement as of the day and date first above written.


                                    ASSIGNOR:

                                    NTS DEVELOPMENT COMPANY



                                    By:  /s/ Brian F. Lavin
                                       --------------------
                                    Name:  Brian F. Lavin
                                    Title: EVP


                                    ASSIGNEE:


                                    HURSTBOURNE REALTY HOLDING COMPANY


                                    By:  /s/ Daniel Volpano
                                         ------------------
                                    Name:  Daniel Volpano
                                    Title: Vice President

                              SPECIAL WARRANTY DEED

      This DEED made this 16th day of November, 1998, by and between KENTUCKY-HURSTBOURNE ASSOCIATES, a Kentucky general partnership (Grantor) with an address c/o PaineWebber Properties, 265 Franklin Street, 16th Floor, Boston, Massachusetts 02110 and HURSTBOURNE REALTY HOLDING COMPANY, a Delaware corporation (Grantee) with an address c/o J.P. Morgan Investment Management, Inc., 522 Fifth Avenue, New York, New York.

WITNESSETH:

That for valuable consideration in the total amount of THIRTEEN MILLION TWO HUNDRED THOUSAND DOLLARS ($13,200,000.00) paid in cash, the receipt of which is hereby acknowledged, Grantor does hereby bargain, grant, sell and convey, with covenant of Special Warranty, unto Grantee in fee simple the real estate situated in Jefferson County, Kentucky, described on Exhibit A attached hereto and made a part hereof.

Subject to any easements, restrictions and stipulations of record. Taxes due and payable in 1998 have been prorated between Grantor and Grantee and the payment thereof assumed by Grantee.

For purposes of KRS 382.135, Grantor and Grantee, by execution of this Deed, hereby certify that the above-stated consideration in the amount of $13,200,000.00, is the true, correct and full consideration paid for the property herein conveyed.

In testimony whereof, witness the signature of Grantor the date and year first above written.

                              GRANTOR:

                              KENTUCKY-HURSTBOURNE ASSOCIATES

                              By: PaineWebber Income Properties Six Limited Partnership, general partner

                                    By:   Sixth Income Properties Fund, Inc.,
                                          its managing general partner

                                          By:  /s/ Rock M. D'Errico
                                               ---------------------
                                               Rock M. D'Errico, Vice President

                              and

                              By:   Hurstbourne Apartments Company, Ltd.,
                                 general partner

                                    By:  /s/ Lewis A. Levey
                                         ------------------
                                    Name:  Lewis A. Levey
                                    Title: President

                 HURSTBOURNE REALTY HOLDING COMPANY (Grantee)

                                                   By: /s/ Daniel J. Volpano
                                                       ---------------------
                                                       Daniel J. Volpano,
                                                       Vice President

                            ASSIGNMENT AND ASSUMPTION
                         OF LEASES AND SECURITY DEPOSITS

      THIS  ASSIGNMENT  AND  ASSUMPTION  OF LEASES AND SECURITY  DEPOSITS  (this
Agreement) is entered into as of the 16th of November 1998, between KENTUCKY-HURSTBOURNE ASSOCIATES, a Kentucky general partnership with an address c/o PaineWebber Properties Incorporated, 265 Franklin Street, 15th Floor, Boston, Massachusetts 02110 (Assignor), to and for the benefit of HURSTBOURNE ASSOCIATES LLC, a Kentucky limited liability company, with an address of 10172 Linn Station Road, Louisville, Kentucky 40223 (Assignee).

      1. Property. The Property means the real property located in Hurstbourne, Kentucky more particularly described on Exhibit A attached hereto and incorporated herein by reference, together with the buildings, structures and other improvements located thereon.

      2. Leases. The Leases means those leases, tenancies, rental agreements and occupancy agreements affecting the Property which are among those described on the Rent Roll attached to this Agreement as Exhibit B. Assignor and Assignee acknowledge and agree that the Rent Roll attached to this Agreement also describes leases and security deposits that are being assigned to and assumed by Hurstbourne Realty Holding Company by an Assignment and Assumption of Leases and Security Deposits of even date.

      3. Security Deposits. Security Deposits means those security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee or Hurstbourne Realty Holding Company shall receive a credit at the closing of the transaction with respect to which this Agreement has been executed and delivered. The Security Deposits are set forth on the Rent Roll attached to this Agreement as Exhibit B.

      4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits.

      5. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when and as required by the Leases, all from and after the date of this Agreement but not otherwise.

      6. Power and Authority. Assignor represents and warrants to Assignee that it is fully empowered and authorized to execute and deliver this Agreement, and the individuals signing this Agreement on behalf of Assignor represent and warrant to Assignee that they are fully empowered and authorized to do so.

      7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      8. Counterparts. This Agreement may be executed in multiple counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.

      9. Governing Law. This Agreement shall be governed by the laws of the State of Kentucky and shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.



                         DOCUMENT CONTINUES ON NEXT PAGE

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Agreement the day and year first above written.



ASSIGNOR:                     KENTUCKY-HURSTBOURNE ASSOCIATES, a Kentucky
                               general partnership

                              By: PaineWebber Income Properties Six Limited Partnership, general partner

                                    By:   Sixth Income Properties Fund, Inc.,
                                          its managing general partner

                                          By:   /s/ Rock M. D'Errico
                                                --------------------
                                               Rock M. D'Errico, Vice President

                              and

                              By:   Hurstbourne Apartments Company, Ltd.,
                                    general partner

                                    By:  /s/ Lewis A. Levey
                                         ------------------
                                    Name:   Lewis A. Levey
                                    Title: President


ASSIGNEE:                     HURSTBOURNE ASSOCIATES LLC, a Kentucky limited
                              liability company

                            By: /s/ Daniel J. Volpano
                                ---------------------
                             Name: Daniel J. Volpano
                             Title: Vice President

                    ASSIGNMENT AND ASSUMPTION OF CONTRACTS

      THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this Agreement) is entered into as of the 16th day of November, 1998, between KENTUCKY-HURSTBOURNE ASSOCIATES, a Kentucky general partnership, with an address c/o PaineWebber Properties Incorporated, 265 Franklin Street, 15th Floor, Boston, Massachusetts 02110 (Assignor), to and for the benefit of HURSTBOURNE REALTY HOLDING COMPANY, a Delaware corporation, with an address c/o J.P. Morgan Investment Management, Inc., 522 Fifth Avenue, New York, New York 10036 (Assignee).

      1. Property. The Property means the real property located in Hurstbourne, Kentucky more particularly described on Exhibit A attached hereto and made apart hereof, together with the buildings, structures and other improvements located thereon.

      2. Contracts. Contracts means all of Assignors rights, if any, in the contracts listed on Exhibit B attached hereto, being all service, supply and equipment rental, management, operating and leasing contracts affecting the Property, to the extent that Assignor is entitled to transfer the same to Assignee.

      3. Assignment. For good and valuable consideration received by Assignor the receipt and sufficiency of which is hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Contracts.

      4. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Contracts which are applicable to the period and required to be performed from and after the date of this Agreement, but not otherwise.

      5. Power and Authority. Assignor represents and warrants to Assignee that it is fully empowered and authorized to execute and deliver this Agreement, and the individuals signing this Agreement on behalf of Assignor represent and warrant to Assignee that they are fully empowered and authorized to do so.

      6. Counterparts. This Agreement may be executed in multiple counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.

      7. Governing Law. This Agreement shall be governed by the laws of the State of Kentucky and shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Agreement the day and year first above written.



ASSIGNOR:                     KENTUCKY-HURSTBOURNE ASSOCIATES, a Kentucky
                               general partnership

                              By: PaineWebber Income Properties Six Limited Partnership, general partner

                                    By:   Sixth Income Properties Fund, Inc.,
                                          its managing general partner

                                          By:  /s/ Rock M. D'Errico
                                               ---------------------
                                               Rock M. D'Errico, Vice President

                              and

                              By:   Hurstbourne Apartments Company, Ltd.,
                                    general partner

                                    By:  /s/ Lewis A. Levey
                                         ------------------
                                    Name:   Lewis A. Levey
                                    Title: President


ASSIGNEE:                     HURSTBOURNE REALTY HOLDING COMPANY, a Delaware
                              corporation

                            By: /s/ Daniel J. Volpano
                                ---------------------
                             Name: Daniel J. Volpano
                             Title:  President

                                 BILL OF SALE


      This Bill of Sale is made as of this 16th day of November, 1998 from Kentucky-Hurstbourne Associates, a Kentucky general partnership, having an office at c/o PaineWebber Properties, Incorporated, 265 Franklin Street, Boston, Massachusetts 02110 (the Seller) to Hurstbourne Realty Holding Company, a Delaware corporation, having an office c/o J.P. Morgan Investment Management, Inc., 522 Fifth Avenue, New York, New York 10036 (the Purchaser).

      WHEREAS, in connection with the conveyance of certain real property located in Hurstbourne, Kentucky and more particularly described in Exhibit A attached hereto (the Real Property), Seller is obligated to convey, transfer, set over and assign to Purchaser all of the Sellers right, title and interest, if any, in and to all personal property owned by Seller located at the Real Property, including all furniture, carpeting, appliances, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed, located at and used in connection with the ownership, occupation and operation of the Real Property, including, without limitation, those items of personal property listed on Schedule A attached hereto that are located at the Real Property, but specifically excluding (i) any items of personal property owned by tenants at or on the Real Property, (ii) any items of personal property owned by third parties and leased to Seller and (iii) any and all items of personal property that are being conveyed to Hurstbourne Associates LLC by a Bill of Sale of even date (collectively Personal Property);

      WHEREAS, in connection with the conveyance of the Real Property, Seller is obligated to convey, transfer, set over and assign to Purchaser all of Sellers right, title and interest, if any, in all intangible assets of any nature relating to the Real Property or the Personal Property, including, without limitation, all of Sellers right, title and interest in all (i) warranties and guaranties relating to the Real Property or Personal Property in the possession of Seller, (ii) all licenses, permits and approvals relating to the Real Property, (iii) all logos and trade names currently used by Seller exclusively in the operation of the Real Property, including the use of the name Hurstbourne Apartments, and (iv) all plans and specifications, in each case to the extent that Seller may legally transfer the same and to the extent the same are not being transferred to Hurstbourne Associates LLC by a Bill of Sale of even date (collectively, the Intangible Property);

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, deliver, transfer, set over and assign unto Purchaser the Personal Property and the Intangible Property in their as is condition without express or implied warranty of any kind or nature (except as expressly set forth in that certain Purchase and Sale Agreement by and between Seller and NTS Development Company dated as of October 2, 1998), to have and to hold the same unto Purchaser and the Purchasers successors and assigns, forever.

      EXECUTED UNDER SEAL as of the date first written above.

                                    KENTUCKY-HURSTBOURNE ASSOCIATES

                                    By:   PaineWebber Income Properties Six
                                          Limited Partnership, general partner

                                          By:   Sixth Income Properties Fund,
                                                Inc., its managing general
                                                partner


                                               By:  /s/ Rock M. D'Errico
                                                    --------------------
                                               Rock M. D'Errico, Vice President



                                    By:   Hurstbourne Apartments Company,
                                          Ltd., general partner


                                          By:  /s/ Lewis A. Levey
                                               ------------------
                                          Name:  Lewis A. Levey
                                          Title:  President

                        SELLER'S SETTLEMENT STATEMENT

PROPERTY:   Hurstbourne Apartments

PURCHASER:  Hurstbourne Realty Holding Company and Hurstbourne Associates LLC

SELLER:     Kentucky-Hurstbourne Associates

CLOSING DATE:  November 16, 1998        FINAL DRAFT PREPARED:  November 16, 1998

Sales Price                                                     $22,900,000.00

Less credits to purchaser
Real estate tax proration                         $88,498.60
Security deposits                                 $62,398.00
Rent and other income proration                  $121,574.90
Prepaid income                                     $9,253.30
Total credits to purchaser                                        $(281,724.80)

Plus Credits to seller:
Prepaid Expenses (contracts buyer is assuming)     $1,585.60         $1,585.60

Less Seller Costs:
Transfer tax ($1 per $1,000 sale price) -
  Commonwealth Title                              $22,900.00
Escrow/Closing Fee - (50%) -
  Commonwealth Title                                 $250.00
Sale Commission - CB Richard Ellis, Inc.         $242,500.00
Legal Fee - Goodwin, Proctor & Hoar                 P.O.C.
Total sales Costs                                                 ($265,650.00)

Payoff Existing Mortgage - Northland
  Financial Company                                             $(8,340,568.63)
                                                                --------------

Escrow for Post Closing Expenses -
  Commonwealth Title                                              $(100,000.00)
                                                                  ------------

Net Cash to Seller:                                             $13,913,642.17
                                                                ==============

Seller Allocations:                       PW Income Prop. 6     Paragon Group
                                          -----------------     -------------

PaineWebber Income Properties Six
   Preference                                  $1,354,000.00             $0.00
Initial Capital                               $10,055,930.00       $684,000.00
Paragon Group Unpaid Management fees                   $0.00       $118,000.00
                                                       -----       -----------
Subtotals                                     $11,409,930.00       $802,000.00
Split of Remaining Sale Proceeds
  (90% PWIP 6 - 10% Paragon Group)             $1,531,540.95       $170,171.22
                                               -------------       -----------
Total Allocation to each Partner              $12,941,470.95       $972,171.22
Total Sale Proceeds                                             $13,913,642.17
                                                                ==============

Seller:  Kentucky-Hurstbourne Associates
By:  PaineWebber Income Properties Six Limited Partnership, general partner

   By:  Sixth Income Properties Fund, Inc., its managing general partner

      By:  /s/ Rock M. D'Errico                       Date:  11/16/98
           --------------------                              --------
           Rock M. D'Errico

and
By:  Hurstbourne Apartments Company, Ltd. general partner

   By:  /s/ Gwenn Knight                              Date:  11/16/98
        ----------------                                     --------
      Gwenn Knight,
      Attorney - in -fact
      for Lewis A. Levey